Exhibit 99.1

MYR Group Inc. Announces CFO Succession Plan
Thornton, Colo., January 9, 2023 – MYR Group Inc. (“MYR Group” or the “Company”) (NASDAQ: MYRG), a holding company of leading specialty contractors serving the electric utility infrastructure, commercial and industrial construction markets in the United States and Canada, announced today that as part of a planned leadership succession process, Betty R. Johnson notified the Board of Directors of her decision to retire as Senior Vice President and Chief Financial Officer of the Company, effective on February 24, 2023.
Ms. Johnson will be succeeded by Kelly Huntington, who will assume the role of Senior Vice President on January 9, 2023 and the role of Senior Vice President & Chief Financial Officer on February 24, 2023, following the reporting of Company’s full year 2022 earnings. Ms. Johnson will continue as Senior Vice President with the Company through May 31, 2023 to assist with an orderly transition of her duties.

Ms. Johnson has more than twenty-two years of service with the Company in a number of roles including eight years of service as a member of the Board of Directors prior to assuming the role of Chief Financial Officer in 2015. Rick Swartz, MYR Group’s President and CEO, said, “On behalf of our Board and our entire leadership team, I would like to thank Betty for her significant leadership contributions to MYR Group. Betty has played a key role in the growth and strategic direction of the Company, and we wish her the best in her retirement.”

Mr. Swartz continued, “We are excited to also announce that Kelly Huntington has joined the Company and upon Betty’s retirement will serve as Senior Vice President & Chief Financial Officer. Kelly brings twenty-five years of financial leadership expertise, strong leadership qualities, and extensive utility experience.”
Ms. Huntington previously served as Senior Vice President & Chief Financial Officer of USIC, LLC; Senior Vice President, Enterprise Strategy for OneAmerica Financial Partners, Inc.; and in multiple leadership roles with The AES Corporation and its subsidiary Indianapolis Power & Light Company (“IPL”), including Senior Vice President & Chief Financial Officer of IPL and subsequently as President and Chief Executive Officer of IPL. Ms. Huntington also currently serves on the Board of Directors of Capital Power (TSX:CPX). Ms. Huntington is a graduate of Massachusetts Institute of Technology with Bachelor of Science in Management Science. She also has a Master of Business Administration from the Kellogg School of Management, Northwestern University.
About MYR Group Inc.
MYR Group is a holding company of leading, specialty electrical contractors providing services throughout the United States and Canada through two business segments: Transmission & Distribution (T&D) and Commercial & Industrial (C&I). MYR Group subsidiaries have the experience and expertise to complete electrical installations of any type and size. Their comprehensive T&D services on electric transmission, distribution networks, substation facilities and clean energy projects include design, engineering, procurement, construction, upgrade, maintenance and repair services. T&D customers include investor-owned utilities, cooperatives, private developers, government-funded utilities, independent power producers, independent transmission companies, industrial facility owners and other contractors. Through their C&I segment, they provide a broad range of services which include the design, installation, maintenance and repair of commercial and industrial wiring generally for airports, hospitals, data centers, hotels, stadiums, commercial and industrial facilities, clean energy projects, manufacturing plants, processing facilities, water/waste-water treatment facilities, mining facilities, intelligent transportation systems, roadway lighting and signalization. C&I customers include general contractors, commercial and industrial facility owners, government agencies and developers. For more information, visit myrgroup.com.

Forward-Looking Statements
Various statements in this announcement, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenue, income, capital spending, segment improvements and investments. Forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “likely,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should,” “unlikely,” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this announcement speak only as of the date of this announcement. We disclaim any obligation to update these statements (unless required by securities laws), and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Forward-looking statements in this announcement should be evaluated together with the many uncertainties that affect MYR Group's business, particularly those mentioned in the risk factors and cautionary statements in Item 1A. of MYR Group's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in any risk factors or cautionary statements contained in MYR Group's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.
MYR Group Inc. Contact:
Betty R. Johnson, Chief Financial Officer, 847-290-1891, investorinfo@myrgroup.com
Investor Contact:
David Gutierrez, Dresner Corporate Services, 312-780-7204, dgutierrez@dresnerco.com